UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2007 (May 10, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2007, Anthracite Capital, Inc. (the "Company") issued a press release announcing its earnings for the quarterly period ended March 31, 2007, a copy of which it is furnishing under this Item 2.02 as Exhibit 99.1.

Item 8.01.	Other Events.

The Company reported the following results on May 10, 2007:

The Company today reported net income available to common stockholders for the first quarter of 2007 of $0.41 per share, versus $0.33 per share for the same three-month period in 2006. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share info is presented on a diluted basis.)

Based on the $0.29 per share dividend declared on March 6, 2007, and the May 9, 2007 closing price of $11.63, Anthracite’s annualized dividend yield is 10.0%.

Chris Milner, Chief Executive Officer of the Company, stated, “During the past year the U.S. real estate debt markets have become increasingly competitive resulting in higher levels of leverage and fewer structural protections for lenders. In response to these changes, the Company has looked to non-U.S. markets for nearly 50% of its new investments. These relatively new structured finance markets have substantially fewer competitors and provide greater lender protection.  Through April 30, 2007, our year-to-date volume of non-U.S. investments is up over 430% versus the prior year. The global reach of our Manager provides the Company with the ability to choose the commercial real estate markets that we feel provide the best value for our stockholders.  The very positive results we are reporting today demonstrate the benefits of this approach as well as the Company’s ability to grow its business while managing risk.”

Mr. Milner also commented, “Subsequent to quarter-end however, the U.S. CMBS markets experienced significant volatility following announcements by the rating agencies that they are revising their approach to analyzing credit.   We welcome this as a positive development and expect to see more conservative underwriting and more attractive pricing, creating greater opportunities for the Company to prudently grow the U.S. investment portfolio.”

Commercial Real Estate Investment Activity

During the first quarter of 2007, the Company purchased a total of $315,980 of commercial real estate assets, which included $136,878 of non-U.S. dollar denominated assets. Commercial real estate assets purchased consisted of $127,288 of commercial mortgage-backed securities (“CMBS”), $181,298 of commercial real estate loans, and $7,397 of real estate equity. Carbon Capital II, Inc. (“Carbon II”) added over $95,168 of additional U.S. dollar denominated investments during the first quarter and BlackRock Diamond Property Fund, Inc. (“BlackRock Diamond”) added over $388,400 of real estate equity investments. The Company sold residential mortgage-backed securities (“RMBS”) with an adjusted purchase price of $128,135. In addition, the Company sold a previously retained CDO bond with an adjusted purchase price of $43,022. The bond, originally priced at a yield of 9.1%, was sold at a yield of 8.4%, resulting in a gain of $6,630.

Capital Markets Activity
Long-Term Liabilities:
During April 2007, the Company also issued €50,000 junior subordinated notes due in 2022. The notes bear interest at a rate equal to 3-month Euribor plus 2.6%. The notes can be redeemed in whole by the Company subject to certain provisions. The proceeds from this issuance will be used to provide currency-matched capital to fund the Company’s continued growth in the European markets.

During the first quarter of 2007, the Company issued an additional CDO bond, which had previously been retained, for $11,476 at a cost of funds equal to 7.02%. The bond had been upgraded to BBB- from BB.

Equity Issuances:
During the first quarter of 2007, the Company issued 127,063 shares of common stock under a sales agency agreement and its Dividend Reinvestment and Stock Purchase Plan. Net proceeds to the Company were approximately $1,548.

On February 12, 2007, the Company issued $86,250 of Series D Cumulative Redeemable Preferred Stock (“Series D Preferred Stock”), including $11,250 of Series D Preferred Stock sold to underwriters pursuant to an over-allotment option. The Series D Preferred Stock will pay an annual dividend of 8.25%. Net proceeds to the Company were approximately $83,306.

Richard Shea, President and Chief Operating Officer of the Company, stated, “The Company’s increased pace of investment has required the issuance of over $150,000 in debt and equity so far this year.  We also sold two CDO bonds retained from prior CDO transactions which raised over $61,000. Over the years, we have established a dynamic capital issuance platform, and we are an active issuer in a wide variety of securities, this includes borrowing in multiple currencies. This provides us with the ability to raise capital in the most cost-effective market and deploy it where we see the best risk adjusted returns.  We recognize that the credit rating agencies’ new analytical approach will affect our liabilities as well as present asset opportunities. Overall, we believe that a more balanced credit environment is positive for the Company’s growth prospects and remain confident that the spread between our assets and liabilities will continue to provide strong returns for our stockholders.”

First Quarter Financial Summary
•	Income from commercial real estate assets increased $11,759, or 17%, from the quarter ended March 31, 2006 as a result of continued portfolio growth.

•	Income from the Company’s investment in BlackRock Diamond was $5,970, consisting of $214 of current income and $5,756 of unrealized gains on the underlying portfolio assets.

•
The Company issued a previously retained CDO bond with an adjusted purchase price of $43,022. The bond, originally priced at a yield of 9.1%, was sold at a yield of 8.4%, resulting in a gain of $6,630.

•	Book value per share increased to $10.38 at March 31, 2007 and has increased 13 of the last 14 quarters.

•
The Company’s recourse debt-to-capital ratio decreased to 1.5:1 at March 31, 2007 from 1.7:1 at December 31, 2006. The Company's overall debt-to-capital ratio decreased to 5.6:1 at March 31, 2007 from 6.4:1 at December 31, 2006. The decrease was primarily attributable to the issuance of the Series D Preferred Stock.

•
Weighted average cost of funds decreased to 5.9% at March 31, 2007 from 6.1% at March 31, 2006, which was primarily attributable to the issuance of the Company’s Euro denominated CDO with weighted average cost of funds in Euros of 4.5%.

•	Exposure to a 50 basis point move in short-term interest rates remains at less than $0.01 per share at March 31, 2007.

Commercial Real Estate Securities
During the first quarter of 2007, the Company purchased $127,288 of commercial real estate securities, including $23,858 of non-U.S. dollar denominated securities.

Commercial Real Estate Loans
During the first quarter of 2007, the Company purchased $181,298 of commercial real estate loans. These purchases were comprised of two U.S. dollar denominated commercial real estate loans with a total cost of $52,663 and a principal balance of $52,725, three Euro denominated commercial real estate loans with a total cost of €75,502 ($98,296) and a principal balance totaling €76,727, one Swiss Franc denominated loan with a cost of 23,804 CHF ($14,724) and a principal balance of 23,923 CHF, and an additional investment in Carbon II of $15,615. The Company’s exposure to Swiss Francs was hedged with a standard currency swap contract. During the quarter ended March 31, 2007, the Company received repayments of commercial real estate loans in the aggregate amount of $9,478.

Also included in commercial real estate loans are the Company's investments in Carbon Capital, Inc. (“Carbon I”) and Carbon II (and collectively with Carbon I, the “Carbon Capital Funds”). For the quarters ended March 31, 2007 and 2006, the Company recorded income from the Carbon Capital Funds of $3,986 and $3,800, respectively. Carbon II increased its investment in U.S. commercial real estate loans by originating three loans for a total investment of $95,168 during the first quarter of 2007. Paydowns in Carbon Capital Funds during the quarter totaled $130,545 and Carbon II sold one loan with a carrying value of $24,500. As loans are repaid or sold, Carbon II has redeployed capital into acquisitions of additional loans for the portfolio. The Carbon I investment period has expired and no new portfolio additions will occur.

The Company's investments in the Carbon Capital Funds were as follows:

	March 31, 2007	December 31, 2006
Carbon I	$3,984	$3,144
Carbon II	88,017	69,259
	$92,001	$72,403

Commercial Real Estate Credit Risk
At March 31, 2007, all commercial real estate loans owned directly by the Company were performing in line with expectations.  As previously reported, investments held by Carbon II, of which the Company owns 26%, include a $24,546 commercial real estate mezzanine loan which defaulted during July 2006 and was subsequently cured.  The underlying property is a hotel located in the South Beach area of Miami, Florida.  In the first quarter, Carbon II purchased the controlling class position of the senior loan. This position is senior in the capital structure to Carbon's existing investment and provides Carbon II with the ability to direct the workout process. Both loans matured in March 2007, and the borrower failed to repay triggering a maturity default. The borrower is in advanced discussions with a lender regarding a refinancing.  Based on the credit analysis performed for this property, the loan to value of this loan is less than 60% and Carbon II believes a loan loss reserve is not necessary at this time.

As previously reported, two other loans held by Carbon II have defaulted.  The aggregate carrying value of the two loans on Carbon II’s consolidated financial statements is $24,000 ($12,000 per loan).  The underlying properties, located in Orlando and Boynton Beach, Florida, are multi-family assets being converted to condominiums.  Regarding the 336-unit property in Orlando, Carbon II is negotiating a workout arrangement with the borrower, whereby Carbon II will forebear from taking title and will make all advances necessary to operate the property and service the first mortgage.  The borrower will continue to hold title and implement its new sales strategy.  Since its implementation in March, 15 units have been sold and closed.  An additional 65 units are under contract with deposits and 75 contracts are being prepared.  Based on credit analysis performed for this property, Carbon II believes a loan loss reserve is not necessary at this time.

Regarding the 216-unit property in Boynton Beach, the borrower was not able to achieve sufficient condominium sales to complete the condominium conversion.  The borrower defaulted on its loan.  Carbon II has taken title to the property, hired an independent managing agent and intends to operate it as a rental property while preparing the property for sale.  Based on the credit analysis performed for this property, at December 31, 2006, Carbon II established a loan loss reserve of $5,180 for the loan, of which the Company’s share is $1,361.  Carbon II determined that no change to the loan loss reserve was necessary at March 31, 2007. The Carbon Capital Funds are managed by Anthracite’s Manager and all financial information utilized in this press release with respect to the Carbon Capital Funds was reported by the Carbon Capital Funds.

The Company considers CMBS where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). The Company acquired four Controlling Class CMBS transactions during the first quarter of 2007 and owns 33 Controlling Class CMBS transactions at March 31, 2007. Two of the Controlling Class CMBS transactions acquired during the quarter were denominated in Canadian dollars. At March 31, 2007, the principal balance of the loans underlying the Company’s 33 Controlling Class CMBS transactions was $49,811,289. Delinquencies of 30 days or more on these loans as a percent of current loan balances were 0.24% at March 31, 2007, compared with 0.39% at December 31, 2006.

At March 31, 2007, fifteen CMBS required an impairment charge totaling $1,198. The updated yields in the first quarter 2007 that resulted in impairment charges were not related to an increase in losses but rather accelerated prepayments and changes in the timing of expected credit losses. During the quarter ended March 31, 2007, 42 of the Company’s Controlling Class CMBS with an aggregate adjusted purchase price of $318,701 experienced a weighted average yield increase of 34 basis points and 36 Controlling Class CMBS with an aggregate adjusted purchase price of $161,066 experienced a weighted average yield decrease of ten basis points.

During the three months ended March 31, 2007, three of the Company’s Controlling Class CMBS were upgraded by at least one rating agency. Additionally, at least one rating agency upgraded 26 of the Company’s non-Controlling Class commercial real estate securities during the three months ended March 31, 2007. None of the Company’s securities were downgraded during the three months ended March 31, 2007.

Commercial Real Estate
The Company invests in commercial real estate equity through BlackRock Diamond. BlackRock Diamond is an open-end fund that applies value-added strategies to a portfolio of commercial real estate properties in the United States. At March 31, 2007, the Company had invested an aggregate of $100,000, which represented an 18% interest, in BlackRock Diamond.

For the quarter ended March 31, 2007, the Company recorded $5,970 of income, consisting of $214 of current income and $5,756 of unrealized gains on the underlying portfolio assets. This represented a yield of 18% for the twelve months ended March 31, 2007.

At March 31, 2007, BlackRock Diamond’s portfolio consisted of 54 assets with a total estimated market value of approximately $829,141. During the first quarter, BlackRock Diamond acquired over $260,953 of investment properties comprising six transactions. These acquisitions include a portfolio of 24 apartment buildings in New York City, an office building in Boston’s financial district, two apartment complexes in Los Angeles, a venture to develop an industrial facility in the O’Hare submarket near Chicago, and a mixed-use development project in Virginia. BlackRock Diamond is managed by a subsidiary of Anthracite’s Manager and all financial information utilized in this press release with respect to BlackRock Diamond was reported by BlackRock Diamond.

Summary of Commercial Real Estate Assets
A summary of the Company’s commercial real estate assets with estimated fair values in local currencies and U.S. dollars at March 31, 2007 is as follows:

	Commercial Real Estate Securities		Commercial Real Estate Loans		Commercial Real Estate		Commercial Mortgage Loan Pools	Total Commercial Real Estate Assets		Total Commercial Real Estate Assets (USD)
USD		$2,359,351		$382,542		$118,367	$1,257,631		$4,117,890	$4,117,890
GBP		£42,086		£25,342		-	-		£67,428	132,733
EURO		€102,761		€232,760		-	-		€335,521	448,725
CHF		-	CHF	23,804		-	-	CHF	23,804	19,630
Canadian Dollars	C$	45,180		-		-	-	C$	45,180	39,185
Indian Rupees		-		-	Rs	165,935	-	Rs	165,935	3,850
Total USD Equivalent		$2,618,814		$763,352		$122,217	$1,257,631		$4,762,014	$4,762,014

The Company has an investment in a commercial real estate development fund investing in India. At March 31, 2007, total capital committed was $11,000, of which $3,850 had been drawn. The entity conducts its operations in the local currency, Indian Rupees.

The Company has foreign currency exposure related to its non-U.S. dollar denominated assets. The Company’s primary currency exposures are to the Euro and British pound sterling. Changes in currency rates can adversely impact the estimated fair value and earnings of the Company’s non-U.S. holdings. The Company mitigates this impact by utilizing local currency-denominated financing for its foreign investments and foreign currency forward commitments and currency swaps to hedge its net foreign currency exposure. For the three months ended March 31, 2007 and 2006, the Company recorded net foreign currency gains of $1,484 and $44, respectively.

Book Value
Net book value per share at March 31, 2007 was $10.38. This was an increase of 0.3% from $10.35 at December 31, 2006, and an increase of 5.1% from $9.88 at March 31, 2006. This represented a total return, including dividends paid, of 2.7% and 15.2%, respectively, for the three and twelve months ended March 31, 2007. While the Company’s recent vintage CMBS did experience some spread widening in the current market environment, the effect was more than offset by the performance of the Company’s seasoned vintages.

The Company calculates book value per share based on a liquidation value calculation. Below is a calculation of book value per share at March 31, 2007 and 2006, as well as at December 31, 2006.
	3/31/2007	3/31/2006	12/31/2006
Total Stockholders' Equity	$749,095	$621,012	$656,109
Less:

Series C Preferred Stock Liquidation Value	(57,500)	(57,500)	(57,500)

Series D Preferred Stock Liquidation Value	(86,250)	-	-

Common Equity	$605,345	$563,512	$598,609
Common Shares Outstanding	58,332,480	57,053,435	57,830,964
Book Value Per Share	$10.38	$9.88	$10.35

Dividend Reinvestment and Stock Purchase Plan
As previously announced, if you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after September 8, 2006, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan also has been reinstated for all investment periods commencing after October 1, 2006, with a discount of 1%.

During the three months ended March 31, 2007, the Company issued 15,363 shares under the Plan at a collective weighted average issuance price of $13.07 per share. The optional cash portion of the Plan allowed participants to invest up to $20,000 per month at a 1% discount. The optional cash portion of the Plan represents 6,133 of the shares that were issued during the year under the Plan. The remaining 9,230 shares issued under the Plan during the year are attributable to the dividend reinvestment portion of the Plan.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-810-3333. The Company's website address is www.anthracitecapital.com.

Earnings Conference Call
The Company will host a conference call on May 10, 2007 at 9:00 a.m. (Eastern Time). The conference call will be available live via telephone. Members of the public who are interested in participating in the teleconference should dial, from the U.S., (800) 374-0176, or from outside the U.S., (706) 679-4634, shortly before 9:00 a.m. and reference the Anthracite Teleconference Call (ID Number 8485833). Please note that the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, May 10, 2007, and ending at midnight on Thursday, May 17, 2007. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291 and enter conference identification number 8485833.

About Anthracite
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. (“BlackRock”) (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $1.154 trillion in global assets under management at March 31, 2007. BlackRock Realty Advisors, Inc., another subsidiary of BlackRock, provides real estate equity and other real estate-related products and services in a variety of strategies to meet the needs of institutional investors.

Forward-Looking Statements
This press release, and other statements that Anthracite may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Anthracite’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite’s SEC reports and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite’s assets; (3) the relative and absolute investment performance and operations of BlackRock Financial Management, Inc. (“BlackRock”), Anthracite’s Manager; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite or BlackRock; (8) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and global financial and capital markets, specific industries, and Anthracite; (9) the ability of BlackRock to attract and retain highly talented professionals; (10) fluctuations in foreign currency exchange rates; and (11) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite’s Annual Report on Form 10-K for the year ended December 31, 2006 and Anthracite’s subsequent filings with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com. The information contained on the Company’s website is not a part of this Current Report on Form 8-K.

Anthracite Capital, Inc. and Subsidiaries Consolidated Statements of Financial Condition (Unaudited) (in thousands)
	March 31, 2007		December 31, 2006

ASSETS
Cash and cash equivalents		$53,816		$66,762
Restricted cash equivalents		8,627		59,427
Residential mortgage-backed securities (“RMBS”)		139,472		276,343
Commercial mortgage loan pools	$1,257,631		$1,271,014
Commercial real estate securities	2,618,814		2,494,100
Commercial real estate loans, net	763,352		554,148
Commercial real estate	122,217		109,744
Total commercial real estate		4,762,014		4,429,006
Derivative instruments, at fair value		356,982		317,574
Other assets		67,475		69,151
Total Assets		$5,388,386		$5,218,263

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
Secured by pledge of RMBS and cash equivalents	$139,801		$266,731
Secured by pledge of commercial real estate securities	576,358		575,420
Secured by pledge of commercial mortgage loan pools	6,318		6,395
Secured by pledge of commercial real estate loans	116,810		26,570
Total short term borrowings		$839,287		$875,116
Long term borrowings:
Collateralized debt obligations	1,828,168		1,812,574
Secured by pledge of commercial mortgage loan pools	1,236,806		1,250,503
Senior unsecured notes	75,000		75,000
Junior subordinated notes to subsidiary trust issuing preferred securities	180,477		180,477
Total long term borrowings		3,320,451		3,318,554
Total borrowings		4,159,738		4,193,670
Payable for investments purchased		75,920		23,796
Distributions payable		18,742		17,669
Derivative instruments, at fair value		350,730		304,987
Other liabilities		34,161		22,032
Total Liabilities		4,639,291		4,562,154

Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000,000 shares authorized;
58,322,480 shares issued and outstanding in 2007; and		58		58
57,830,964 shares issued and outstanding in 2006
9.375% Series C Preferred Stock, liquidation preference $57,500		55,435		55,435
8.25% Series D Preferred Stock, liquidation preference $86,250		83,306		-
Additional paid-in capital		635,766		629,785
Distributions in excess of earnings		(113,888)		(120,976)
Accumulated other comprehensive income		88,418		91,807
Total Stockholders’ Equity		749,095		656,109
Total Liabilities and Stockholders' Equity		$5,388,386		$5,218,263

Anthracite Capital, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (in thousands, except per share data)
	For the Three Months Ended March 31,
	2007	2006
Income:
Commercial real estate securities	$45,881	$37,791
Commercial mortgage loan pools	13,132	13,227
Commercial real estate loans	15,152	11,816
Commercial real estate	5,970	5,542
RMBS	2,299	3,030
Cash and cash equivalents	924	337
Total Income	83,358	71,743

Expenses:
Interest expense:
Short-term borrowings	12,179	16,120
Collateralized debt obligations	26,671	16,134
Commercial mortgage loan pools	12,471	12,666
Junior subordinated notes	3,280	2,220
Senior unsecured notes	1,347	-
General and administrative expense	1,305	1,104
Management fee	3,520	3,050
Incentive fee	942	1,169
Incentive fee - stock based	709	-
Total Expenses	62,424	52,463

Other income:
Net realized and unrealized gain	6,733	984
Incentive fee attributable to other gains	(1,782)	-
Foreign currency gain	1,484	44
Hedge ineffectiveness	109	615
Loss on impairment of assets	(1,198)	(781)
Total other income	5,346	862

Net Income	26,280	20,142

Dividends on preferred stock	(2,277)	(1,348)
Net Income available to Common Stockholders	$24,003	$18,794

Net Income available to Common Stockholders per share:
Basic	$0.41	$0.33
Diluted	$0.41	$0.33

Weighted average number of shares outstanding:
Basic	57,853,694	56,671,961
Diluted	58,139,455	56,677,680

Dividend declared per share of Common Stock	$0.29	$0.28

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, dated May 10, 2007, of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name: James J. Lillis
Title: Chief Financial Officer
Dated: May 10, 2007